UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
	On April 23, 2007, the Compensation and Personnel Committee (the “Committee”) of the CarMax, Inc. (the “Company”) Board of Directors met and addressed the following issues.
	Annual Performance-Based Bonus Plan

The Committee established pre-tax net income goals for fiscal 2008 under the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”), which is maintained by the Company for certain executive officers. Under the Bonus Plan, the Committee sets performance goals for the Company for each fiscal year. For fiscal 2008, participants are eligible to receive a predetermined percentage of their base pay as an annual cash bonus depending upon the pre-tax net income level achieved by the Company.

	Annual Base Salaries

Pursuant to the Committee’s Charter, the Committee reviewed and approved the annual base salaries to be paid to the Company’s named executive officers for fiscal 2008. The annual base salary for fiscal 2008, effective as of March 25, 2007, for each of the Company’s named executive officers is set forth below.

	Name and Position	Fiscal 2008 Annual Base Salary
	Thomas J. Folliard President and Chief Executive Officer	$800,000
	Keith D. Browning Executive Vice President and Chief Financial Officer	$595,010
	Michael K. Dolan Executive Vice President and Chief Administrative Officer	$561,954
	Joseph S. Kunkel Senior Vice President, Marketing and Strategy	$528,898
	Richard M. Smith Senior Vice President and Chief Information Officer	$318,000

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: April 27, 2007	By: /s/ Keith D. Browning
Keith D. Browning Executive Vice President and Chief Financial Officer